                                  EXHIBIT 2.1

 THIS IS AN IMPORTANT DOCUMENT. IF YOU ARE IN ANY DOUBT AS TO HOW TO DEAL WITH
                                      IT,
    PLEASE CONSULT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER IMMEDIATELY

           OFFER BY HOMESTAKE MINING COMPANY, ARBN [*] ("HOMESTAKE")
               TO ACQUIRE ALL YOUR FULLY PAID ORDINARY SHARES IN
         HOMESTAKE GOLD OF AUSTRALIA LIMITED, ACN 008 143 137 ("HGAL")

                        FORM OF ACCEPTANCE AND TRANSFER
      (See instructions for completion overleaf -- Please read carefully)

                            Name and Address                                       Your holding of HGAL Shares is

                                                                                Subregister              Holder No.

                                                                                       Consideration offered
                                                                                SHARE OFFER              CASH OFFER
                                                                                 0.089 of a          $1.90 for every 1
                                                                              Homestake Share               HGAL
                                                                                for every 1                Share
                                                                               HGAL Share and
                                                                                                   $
                                                                               Consideration accepted (tick one only)
                                                                                SHARE OFFER              CASH OFFER

(If your name, address or shareholding is incorrect please amend and initial.) IF YOU HOLD SHARE CERTIFICATES

I/We whose name and address appears above being the holder of the number of HGAL Shares set out above, hereby:

1.   ACCEPT the offer dated [  *   ] 1995 by Homestake in respect of my/our HGAL
    Shares subject to the terms and conditions set out in the Offer.

2.  ACKNOWLEDGE the effect of acceptances set out on Clause 8 of the Offer.

3.  TRANSFER to Homestake my/our HGAL Shares for the above consideration.

4.  ATTACH my share certificates.

Where this document is signed under Power of Attorney the donee of the power advises that he has no notice of the revocation thereof.

SIGN AND DATE THIS FORM IN ACCORDANCE WITH INSTRUCTIONS OVERLEAF

DATED this           day of          19

X
---------------------------------------

X
---------------------------------------
   (Attach Common Seal if appropriate)

Telephone number where we may contact you during business hours: (   )
------------------------------

TO ACCEPT THIS OFFER SEND OR DELIVER THIS FORM, TOGETHER WITH YOUR SHARE CERTIFICATES TO EITHER OF:

Ernst & Young Registry Services Pty Limited                   Postal address:
Level 2, 321 Kent Street                                      Ernst & Young Registry Services Pty Limited
Sydney NSW 2000                                               GPO Box 7045
                                                              Sydney NSW 2001
The First National Bank of Boston                             Postal address:
Shareholder Services Division                                 The First National Bank of Boston
[address]                                                     P.O. Box 644
                                                              MS 45-02-07
                                                              Boston, MA 02102-0644

To be received or if delivered, Post Marked no later than 5.00 p.m. Sydney time on the closing date of the Offer.

CHESS HOLDINGS

IF YOUR HGAL SHARES ARE IN A CHESS HOLDING YOU CANNOT USE THIS FORM TO ACCEPT THE OFFER. YOU MUST ACCEPT IN ACCORDANCE WITH THE SCH BUSINESS RULES. Please refer to instruction overleaf.

   IF YOU HAVE ANY ENQUIRIES CONCERNING COMPLETION OF YOUR ACCEPTANCE, PLEASE
                                   TELEPHONE:
    In Australia: Ernst & Young Registry Services Pty Limited (02) 290 4111
In the United States: The First National Bank of Boston (800) 230-4001 OR (617)
                                    575-3170

                           HOW TO DEAL WITH THIS FORM

IF YOU HOLD SHARE CERTIFICATES

1. Check your name, address and holding of HGAL shares overleaf, and correct if necessary.

2.  Sign where marked "X" overleaf.

3. Attach your share certificate(s) in HGAL to this form and post it in the envelope provided as soon as possible to:

Ernst & Young Registry Services Pty Limited     OR DELIVER   Ernst & Young Registry Services
Level 2, 321 Kent Street                           TO:       Pty Limited
SYDNEY NSW 2000                                              GPO Box 7045
The First National Bank of Boston                            SYDNEY NSW 2001
[address]

4.  JOINT HOLDERS -- in the case of Joint Holders, all must sign.

5. POWER OF ATTORNEY -- if signed under Power of Attorney, the power must be attached hereto unless it has already been noted by HGAL.

6. CORPORATIONS -- execution by a corporation must be under its seal or by its duly constituted attorney.

7. DECEASED ESTATES -- probate, letters of administration or a certificate of grant accompanied (where required by law for the purposes of transfer) by a certificate of payment of death and succession duties and (if necessary) a declaration in terms of subsection 1091(4) of the Corporations Law must be forwarded with this form unless noted by HGAL.

CHESS HOLDINGS

If you are in doubt as to how to deal with your uncertificated holding please contact your Sponsoring Broker or non broker CHESS participant.

TO ACCEPT THIS OFFER CONTACT YOUR SPONSORING BROKER OR NON BROKER CHESS PARTICIPANT AND INSTRUCT THEM TO INITIATE THE ACCEPTANCE ON THE CHESS SYSTEM. THIS ACCEPTANCE MUST BE INITIATED BEFORE 5.00 PM SYDNEY TIME OR NEW YORK TIME ON THE CLOSING DATE.

ALL HOLDERS

1. IF YOU HAVE SOLD all of your HGAL shares please send this transfer form to the stockbroker who acted on your behalf.

    IF YOU HAVE SOLD part of your HGAL shares recently or IF YOU HAVE PURCHASED further HGAL shares recently please alter the number of HGAL shares shown overleaf to show that number of HGAL shares now held by you and write on the form the name and address of the stockbroker who acted for you.

2. IF YOUR HGAL SHARE CERTIFICATE(S) is/are not readily available post the signed Acceptance Form NOW and your certificate(s) as soon as possible thereafter.

3. IF YOUR HGAL SHARE CERTIFICATE(S) has/have been lost or destroyed, post the signed Acceptance Form NOW and notify the Share Registrar of HGAL at the following address, so that a replacement can be arranged:

KPMG Share Registrars                           or            Shareholder Enquiry Line
2nd Floor                                       telephone:    Tel: (08) [*]
422 King William Street
Adelaide S.A. 5000